                                                              Exhibit 23(d)28(a)

John Hancock Variable Series Trust I

Michele G. Van Leer
Chairman and Trustee

[LOGO OF JOHN HANCOCK(R) FINANCIAL SERVICES]

                                  July 1, 2002


Wellington Management Company, LLP
28 State Street
Boston, MA 02109

Attn: Katy D. Burke
      Assistant Vice President

Re:    Money Market Fund
       Sub-Investment Management Agreement
       dated as of May 1, 2001
       -----------------------------------

Dear Ms. Burke:

     This letter will memorialize our mutual agreement to amend Schedule I to the above-referenced Sub-Investment Management Agreement relating to the current fee schedule for the Money Market Fund, effective as of July 1, 2002. Attached is a revised copy of Schedule I which reduces the number of decrements to two, and introduces a 7.5 basis point charge on the first $500 million of Net Assets and a 2 basis point charge on any additional amounts. Please substitute copies of the attached Schedule I for the old copies of Schedule I in your files.

     Kindly acknowledge receipt of this letter and the attachment, and indicate your agreement to the amendment of Schedule I, by signing and returning the duplicate of this letter. Thank you.


JOHN HANCOCK                              JOHN HANCOCK VARIABLE
LIFE INSURANCE COMPANY                    SERIES TRUST I


By:/s/Robert R. Reitano                         By: /s/Michele G. Van Leer
   -----------------------------------              ----------------------------
Robert R. Reitano                         Michele G. Van Leer
Senior Vice President &                   Chairman and Trustee
Chief Investment Strategist

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Received and agreed to:
Wellington Management Company, LLP


By:  /s/ Jonathan M. Payson
    ----------------------------------
Name:        Jonathan M. Payson
      --------------------------------
Title:   Senior Vice President

                                   SCHEDULE I
                              (As of July 1, 2002)

                                      FEES
                                      ----

Money Market Fund
-----------------

--------------------------------------------------------------------------------
Current Net Assets Under Management     Sub-Investment Management Fee
--------------------------------------------------------------------------------
On the first $500 million of Net        Seven and one half (7.5) basis points
Assets                                  (0.075%)
--------------------------------------------------------------------------------
On all Net Assets over $500 million     Two (2) basis points (0.02%)
--------------------------------------------------------------------------------